UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary information statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive information statement

RANGER FUNDS INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

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Ranger Funds Investment Trust

2828 N. Harwood Street, Suite 1900

Dallas, Texas 75201

Dear Shareholders:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter. The document relates to changes to the RG Tactical Market Neutral Fund’s (the “Fund”) fundamental industry concentration policy and diversification sub-classification.  The Fund is a series of Ranger Funds Investment Trust (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust and shareholders representing a majority of the outstanding voting securities of the Fund have approved changes to the Fund’s fundamental industry concentration policy and diversification sub-classification.

As always, please feel free to contact the Fund at 1-866-458-4744 with any questions you may have.

Sincerely,

Kenneth Scott Canon

President

Ranger Funds Investment Trust

Ranger Funds Investment Trust

2828 N. Harwood Street, Suite 1900

Dallas, Texas 75201

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the RG Tactical Market Neutral Fund (the “Fund”), a series of the Ranger Funds Investment Trust (the “Trust”). This Information Statement is being sent in lieu of a proxy statement and pursuant to approvals by the Trust’s Board of Trustees (the “Board”) on July 27, 2020 and August 4, 2020, and approval by written consent of shareholders of the Fund representing a majority of the outstanding voting securities of the Fund as of August 3, 2020.

Under §13(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), no registered investment company shall, unless authorized by the vote of a majority of its outstanding securities, change its sub-classification from diversified to non-diversified or deviate from its policy in respect of concentration of investments in any particular industry.  The majority of the outstanding voting securities of the Fund are held by one shareholder.  This shareholder has, by written consent, approved changing the Fund’s industry concentration policy and diversification policy, effective as of August 24, 2020.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about August 12, 2020 to the Fund’s shareholders of record as of August 3, 2020 (the “Record Date”). This Information Statement describes the approved changes to the Fund’s industry concentration policy and diversification policy.  The Fund has solely issued Institutional Class shares of the Fund.  As of the Record Date, there were issued and 18,116.71 outstanding Institutional Class shares of the Fund.  Since the shareholder with a majority of the outstanding voting securities of the Fund have already voted to approve the changes, the remaining shareholders are not required to, nor entitled to vote on these matters.

A copy of the Fund’s most recent annual report or semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 8000 Town Centre Drive Suite 400, Broadview Heights, OH 44147, by calling 1-866-458-4744.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INDUSTRY CONCENTRATION POLICY

Previous Industry Concentration Policy	Amended Industry Concentration Policy

The Fund will not invest 25% or more of its total assets in a particular industry or group of industries and will not invest 25% or more of its total assets in any investment company that concentrates.

The Fund will invest more than 25% of its net assets in the precious metals industry under normal circumstances.

In this proposal, shareholders of the Fund are being asked to amend the fundamental industry concentration policy of the Fund to require investments in the precious metals industry in excess of 25% of the Fund’s net assets, under normal circumstances.  The Fund will measure precious metals industry investments by including both the notional value of precious metals derivatives, the value of securities of companies operating in the precious metals industry, and the value of precious metals-linked securities.

Historically, the Fund had an investment strategy that focused on a global market neutral strategy that used a proprietary quantitative model to take long or short positions in a diversified basket of global equity securities or derivative instruments linked to equity securities.  Consistent with this investment strategy, the Fund had operated under a fundamental policy not to invest 25% or more of its total assets in a particular industry or group of industries.

Recently, the Fund’s investment advisor, RG Liquid Alts, LP (the “Advisor”), proposed a change to the Fund’s investment strategy, which was approved by the Board.  Pursuant to such proposal, the Fund would change its name to the RG Gold+ Fund and employ a tactical strategy to invest in precious metals (gold, silver, and platinum), companies deriving a majority of their revenue or profit from precious metals related activities, and cryptocurrencies.  To facilitate the changes in the Fund’s investment strategy, the Fund’s fundamental industry concentration policy regarding investments in an industry or a group of industries will be eliminated and a new fundamental industry concentration policy requiring investments in the precious metals industry is being adopted.  Under the newly adopted industry concentration policy, the Fund will measure precious metals industry investments by including both the notional value of precious metals derivatives, the value of securities of companies operating in the precious metals industry, and the value of precious metals-linked securities.  The Advisor and the Board believe that changing the industry concentration policy is in the best interests of shareholders because it would facilitate the transition to the Fund’s new investment strategy.

As a Fund with investments concentrated in the precious metals industry, the Fund may be susceptible to an increased risk of loss, including losses due to adverse events that affect the Fund’s investments more than the market as a whole.  Also, the Fund may be more adversely affected by the underperformance of precious metal securities and derivatives; may experience increased price volatility, and may be more susceptible to adverse economic, market, political or regulatory occurrences than a fund that does not concentrate its investments.

This change to the industry concentration policy was approved by the Board on August 4, 2020, and by shareholders of the Fund representing a majority of the outstanding voting securities of the Fund as of August 3, 2020, effective on August 24, 2020.

DIVERSIFICATION POLICY

Previous Diversification Policy	Amended Diversification Policy
The Fund is a diversified investment company.	The Fund is a non-diversified investment company.

A “diversified company,” under section 5(b)(1) of the Investment Company Act of 1940 (“1940 Act’), refers to a diversified fund as one with the following characteristics: (i) at least 75% of the fund’s total assets is represented by cash, government securities, securities of other investment companies, and other securities limited in respect of any one issuer to an amount not greater than (a) five percent of the total value of the fund and (b) 10 percent of the outstanding voting securities of such issuer.  By contrast, a “non-diversified company” refers to funds that are not “diversified companies.”

Historically, the Fund identified itself in its registration statement as a diversified company.  The Trust has amended the Fund’s diversification policy from “diversified” to “non-diversified”.  The Advisor and the Board believe that the change to the diversification policy is in the best interests of shareholders because it would facilitate the transition to the Fund’s new investment strategy.

As a non-diversified company, the Fund will not be subject to the constraints of a diversified company.  This means, for example, that the Fund will be able to invest more of its assets in positions of more than 5% of its total assets in the securities of one or more issuers or hold more than 10% of the outstanding voting securities of an issuer.  Because a relatively high percentage of a non-diversified fund’s assets may be invested in the securities of a limited number of companies in the same or related economic sectors, the Fund’s portfolio may be more susceptible to any single economic, business, political or regulatory occurrence than the value of shares of a diversified fund.

This diversification policy change was approved by the Board on August 4, 2020, and by shareholders of the Fund representing a majority of the outstanding voting securities of the Fund as of August 3, 2020, effective on August 24, 2020.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a series of Ranger Funds Investment Trust, an open-end investment management company organized as a Delaware statutory trust on June 21, 2011. The Trust is governed by the Board.  Like other mutual funds, the Trust retains various organizations to perform specialized services for the benefit of the Fund.  The Trust currently retains RG Liquid Alts, LP, 2828 N. Harwood Street, Suite 1900, Dallas, TX 75201, which serves as investment adviser to the Fund.  Mutual Shareholder Services, LLC, 8000 Town Centre Drive Suite 400, Broadview Heights, OH 44147, is the Trust’s transfer agent and Fund accountant.  U.S. Bank, N.A., is the Fund’s custodian.  Arbor Court Capital, LLC, 8000 Town Centre Drive Suite 400, Broadview Heights, OH 44147, serves as the national distributor for the Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Trust’s management, as of the Record Date, the following shareholders were principal shareholders because they were beneficial owners, via voting and investment power with respect to such shares, of more than 5% of the outstanding shares of the Fund:

Name of Fund	Shareholder Name and Address	Share Amount in Class	Percentage of Outstanding Shares of the Class	Share Amount in Fund	Percentage of Outstanding Shares of the Fund
RG Tactical Market Neutral Fund – Institutional Class	RG Liquid Alts, L.P. 2828 N. Harwood St. Ste 1900 Dallas, TX 75201	1,053.30	5.81%	1,053.30	5.81%
RG Tactical Market Neutral Fund – Institutional Class	Ranger Capital Group Holdings, LP 2828 N. Harwood St. Ste 1900 Dallas, TX 75201	11,627.91	64.18%	11,627.91	64.18%

Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the 1940 Act.  Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.  As of the Record Date, Jason Elliot is deemed to indirectly control the Fund through voting and investment power of the shares in the table above.  Mr. Elliot is an interested person Trustee of the Trust and his address is c/o Ranger Capital Group Holdings, L.P., 2828 N. Harwood Street, Suite 1900, Dallas, TX 75201.  Ranger Capital Group Holdings, LP is deemed to be indirectly controlled by Jason Elliot as Manager of the general partner of Ranger Capital Group Holdings, LP.  RG Liquid Alts, L.P. is deemed to be indirectly controlled by Jason Elliot as Manager of the ultimate general partner of RG Liquid Alts, L.P.

SECURITY OWNERSHIP OF MANAGEMENT

As of the Record Date, to the best knowledge of the Trust, no Trustees or officers of the Trust directly owned Fund shares.  Refer to the paragraph above for indirect ownership by Mr. Elliot.

COST OF DISTRIBUTION

The Board of Trustees of the Trust is providing this Informational Statement.  The cost of preparing and mailing this Informational Statement, which is anticipated to total between $2,000 and $3,000, will be borne by the Fund.  The Trust will request that broker/dealer firms, custodians, nominees, and fiduciaries forward Informational Statement to the beneficial owners of the shares of record.  Broker/dealer firms, custodians, nominee, and fiduciaries may be reimbursed for their reasonable expenses incurred in connection with such Informational Statement.

DELIVERY OF INFORMATION STATEMENT

If you and another shareholder share the same address, the Trust may send only one Information Statement unless you or the shareholder(s) request otherwise.  Call or write to the Trust if you wish to receive a separate copy of the Information Statement, and the Trust will promptly mail a copy to you.  You may also call or write to the Trust if you wish to receive a separate Informational Statement in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future.  For such requests, call 1-866-458-4744 or write to Ranger Funds Investment Trust, 2828 N. Harwood Street, Suite 1900, Dallas, Texas 75201.

BY ORDER OF THE BOARD OF TRUSTEES

KENNETH SCOTT CANON

President

August 6, 2020